Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Registration Statement (Form N-14) of Mar Vista Strategic Growth Fund.
We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2022, each included in Post-Effective Amendment No. 169 to the Registration Statement (Form N-1A, File No. 33-5852) of Harbor Funds filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement/Prospectus and Statement of Additional Information included in this Registration Statement.
We also consent to the incorporation by reference of our report dated December 21, 2021, with respect to the financial statements and financial highlights of the Harbor Strategic Growth Fund (one of the funds constituting Harbor Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Chicago, Illinois
April 8, 2022